GOOSEHEAD INSURANCE, INC. ANNOUNCES SECOND QUARTER 2023 RESULTS
–– Total Revenue Increased 31% over Prior Year Period to $69.3 million –
– Core Revenue Grew 27% over Prior Year Period to $61.0 million–
– Total Written Premium Increased 36% to $767 million–
–Net Income of $7.2 million versus Net Income of $2.4 million a year ago –
– Adjusted EBITDA of $23.1 million versus $12.5 million in the Prior Year Period –

WESTLAKE, TEXAS – July 26, 2023 - Goosehead Insurance, Inc. (“Goosehead” or the “Company”) (NASDAQ: GSHD), a rapidly growing independent personal lines insurance agency, today announced results for the second quarter ended June 30, 2023.

Second Quarter 2023 Highlights
•Total Revenues grew organically 31% over the prior-year period to $69.3 million in the second quarter of 2023
•Second quarter Core Revenues* of $61.0 million increased 27% over the prior-year period
•Second quarter net income of $7.2 million improved from net income of $2.4 million a year ago. EPS of $0.15 per share increased 825% and adjusted EPS* of $0.41 per share increased 161%, over the prior-year period
•Net income margin for the second quarter was 10%
•Adjusted EBITDA* of $23.1 million increased from $12.5 million in the prior-year period
•Adjusted EBITDA Margin* increased 9 percentage points over the prior-year period to 33%
•Total written premiums placed for the second quarter increased 36% over the prior-year period to $767.3 million
•Policies in force grew 21% from the prior-year period to approximately 1,427,000
•Corporate sales headcount of 280 was down 44% year-over-year
•Operating franchises remained steady with the prior-year period at 1,344
•Total franchise producers grew 3% from a year ago to 2,069

*Core Revenue, Adjusted EPS, Adjusted EBITDA, and Adjusted EBITDA Margin are non-GAAP measures. Reconciliations of Core Revenue to total revenues, Adjusted EPS to basic earnings per share and Adjusted EBITDA to net income, the most directly comparable financial measures presented in accordance with GAAP, are set forth in the reconciliation table accompanying this release.

“We delivered outstanding second quarter results that demonstrate the tremendous strength and consistency of our business and the advantages of where we operate in the insurance value chain. For the quarter, premiums increased 36%, revenues were up 31%, core revenues grew 27%, and our adjusted EBITDA grew 85% with adjusted EBITDA margin expanding 900 basis points,” stated Mark E. Jones, Chairman and CEO. “The restructuring of our corporate sales team is now complete and is producing extraordinary results. We are excited to pivot back to growth in this distribution network. The heaviest lifting to improve the health of our franchise business is also complete, but we will continue fine tuning efforts over the next few quarters. We believe our actions should yield meaningful productivity gains over time. Our ongoing efforts to enhance quality across our producer force and recruiting process, and our continued investments and progress on industry leading technology will further expand our competitive moat, which we believe positions us to sustain high levels of revenue and earnings growth for many years. I want to thank our employees and franchise agents for their exceptional efforts as we drive our business forward on the path to industry leadership.”

Second Quarter 2023 Results
For the second quarter of 2023, revenues were $69.3 million, an increase of 31% compared to the corresponding period in 2022. Core Revenues, a non-GAAP measure which excludes contingent commissions, initial franchise fees, interest income, and other income, were $61.0 million, a 27% increase from $48.1 million in the prior-year period. Core Revenues are the most reliable revenue stream for the Company, consisting of New Business Commissions, Agency Fees, New Business Royalty Fees, Renewal Commissions, and Renewal Royalty Fees. Core Revenue growth was driven by improved productivity, strong client retention of 88%, and rising premium rates. The Company grew total written premiums, which we consider to be the leading indicator of future revenue growth, by 36% in the second quarter.

Total operating expenses, excluding equity-based compensation, depreciation and amortization and impairment expenses for the second quarter of 2023 were $46.2 million, up 14% from $40.5 million in the prior-year period. The increase from the prior period was due to larger employee compensation and benefits expenses related to investments in partnership, technology, marketing, and service functions. Equity-based compensation increased to $5.9 million for the period, compared to $5.2 million a year ago. Bad debt expense of $0.9 million decreased from $1.7 million a year ago due to reduced terminations of signed franchises that have yet to launch. General and Administrative expenses are also higher versus a year ago due to investments in technology, systems and marketing efforts to drive growth and continue to improve the client experience. During the second quarter of 2023, we consolidated some existing office space resulting in a one time, non-cash impairment charge of $3.6 million from the write-off of assets associated with those leases, and certain intangible assets. For more information about the non-

cash impairment, see Note 2, Summary of Significant Accounting Policies, of the Notes to Condensed Consolidated Financial Statements in Part I, Item 1. of the Company’s June 30, 2023 Form 10-Q.

Net income in the second quarter of 2023 was $7.2 million versus net income of $2.4 million a year ago, with the improvement due to strong revenue growth and expense discipline. Earnings per share and Net Income Margin for the first quarter of 2023 were $0.15 and 10%, respectively. Adjusted EPS for the second quarter of 2023, which excludes equity-based compensation and impairment expense, was $0.41 per share. Total Adjusted EBITDA was $23.1 million for the second quarter of 2023 compared to $12.5 million in the prior-year period. Adjusted EBITDA Margin of 33% was up 9 percentage points in the quarter.

Liquidity and Capital Resources
As of June 30, 2023, the Company had cash and cash equivalents of $19.1 million. We had an unused line of credit of $49.8 million as of June 30, 2023. Total outstanding term note payable balance was $81.3 million as of June 30, 2023.

2023 Outlook
The Company is raising its outlook for full year 2023 as follows:
•Total written premiums placed for 2023 are expected to be between $2.87 billion and $2.99 billion, representing organic growth of 30% on the low end of the range to 35% on the high end of the range.
•Total revenues for 2023 are expected to be between $260 million and $267 million, representing organic growth of 24% on the low end of the range to 28% on the high end of the range.
•Adjusted EBITDA Margin is expected to expand for the full year 2023. Adjusted EBITDA margin and a reconciliation to the most comparable GAAP metric are not provided because they cannot be calculated without unreasonable effort.

Conference Call Information
Goosehead will host a conference call and webcast today at 4:30 PM ET to discuss these results.

The dial-in number for the conference call is (855) 327-6837 (toll-free) or (631) 891-4304 (international). Please dial the number 10 minutes prior to the scheduled start time.

In addition, a live webcast of the conference call will also be available on Goosehead’s investor relations website at http://ir.goosehead.com.

A webcast replay of the call will be available at http://ir.goosehead.com for one year following the call.

About Goosehead
Goosehead (NASDAQ: GSHD) is a rapidly growing and innovative independent personal lines insurance agency that distributes its products and services through corporate and franchise locations throughout the United States. Goosehead was founded on the premise that the consumer should be at the center of our universe and that everything we do should be directed at providing extraordinary value by offering broad product choice and a world-class service experience. Goosehead represents over 150 insurance companies that underwrite personal and commercial lines. For more information, please visit goosehead.com or goosehead.com/become-a-franchisee.

Forward-Looking Statements
This press release may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which represent Goosehead’s expectations or beliefs concerning future events. Forward-looking statements are statements other than historical facts and may include statements that address future operating, financial or business performance or Goosehead’s strategies or expectations. In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “projects”, “potential”, “outlook” or “continue”, or the negative of these terms or other comparable terminology. Forward-looking statements are based on management’s current expectations and beliefs and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements.

Factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements include, but are not limited to, conditions impacting insurance carriers or other parties with which Goosehead does business, the loss of one or more key executives or an inability to attract and retain qualified personnel and the failure to attract and retain highly qualified franchisees. These risks and uncertainties also include, but are not limited to, those described under the captions “1A. Risk Factors” in Goosehead’s Annual Report on Form 10-K for the year ended December 31, 2022 and in Goosehead’s other filings with the SEC, which are available free of charge on the Securities Exchange Commission's website at: www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. All forward-looking statements and all subsequent written and oral forward-looking statements attributable to Goosehead or to persons acting on behalf of Goosehead are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and Goosehead does not undertake any obligation to update them in light of new information, future developments or otherwise, except as may be required under applicable law.

Contacts
Investor Contact:
Dan Farrell
Goosehead Insurance - VP Capital Markets
Phone: (214) 838-5290
Email: dan.farrell@goosehead.com; IR@goosehead.com;

PR Contact:
Mission North for Goosehead Insurance
Email: goosehead@missionnorth.com; PR@goosehead.com

Goosehead Insurance, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenues:
Commissions and agency fees	$31,173	$26,265	$56,657	$46,274
Franchise revenues	37,687	26,427	69,761	47,377
Interest income	417	330	814	649
Total revenues	69,277	53,022	127,232	94,300
Operating Expenses:
Employee compensation and benefits	37,483	31,659	74,365	63,143
General and administrative expenses	17,332	12,378	33,188	25,902
Bad debts	900	1,660	2,555	2,456
Depreciation and amortization	2,372	1,658	4,465	3,234
Total operating expenses	58,087	47,355	114,573	94,735
Income (loss) from operations	11,190	5,667	12,659	(435)
Other Income (Expense):
Interest expense	(1,709)	(1,114)	(3,440)	(1,997)
Income (loss) before taxes	9,481	4,553	9,219	(2,432)
Tax expense	2,301	2,164	2,220	562
Net income (loss)	7,180	2,389	6,999	(2,994)
Less: net income (loss) attributable to non-controlling interests	3,514	2,047	3,414	(1,050)
Net income (loss) attributable to Goosehead Insurance, Inc.	$3,666	$342	$3,585	$(1,944)
Earnings per share:
Basic	$0.15	$0.02	$0.15	$(0.10)
Diluted	$0.15	$0.02	$0.15	$(0.10)
Weighted average shares of Class A common stock outstanding
Basic	23,689	20,454	23,448	20,348
Diluted	24,333	21,245	23,981	20,348

Goosehead Insurance, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three months ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenues:
Core Revenue:
Renewal Commissions(1)	$18,541	$14,541	$34,359	$24,748
Renewal Royalty Fees(2)	27,552	18,870	50,304	32,872
New Business Commissions(1)	6,257	6,730	11,774	12,097
New Business Royalty Fees(2)	6,267	4,821	11,909	9,113
Agency Fees(1)	2,404	3,114	4,634	5,751
Total Core Revenue	61,021	48,076	112,980	84,581
Cost Recovery Revenue:
Initial Franchise Fees(2)	3,287	2,591	6,350	4,887
Interest Income	417	330	814	649
Total Cost Recovery Revenue	3,704	2,921	7,164	5,536
Ancillary Revenue:
Contingent Commissions(1)	3,971	1,880	5,890	3,678
Other Franchise Revenues(2)	581	145	1,198	505
Total Ancillary Revenue	4,552	2,025	7,088	4,183
Total Revenues	69,277	53,022	127,232	94,300
Operating Expenses:
Employee compensation and benefits, excluding equity-based compensation	31,611	26,486	61,873	52,182
General and administrative expenses, excluding impairment	13,704	12,378	29,560	25,902
Bad debts	900	1,660	2,555	2,456
Total	46,215	40,524	93,988	80,540
Adjusted EBITDA	23,062	12,498	33,244	13,760
Adjusted EBITDA Margin	33%	24%	26%	15%

Interest expense	(1,709)	(1,114)	(3,440)	(1,997)
Depreciation and amortization	(2,372)	(1,658)	(4,465)	(3,234)
Tax expense	(2,301)	(2,164)	(2,220)	(562)
Equity-based compensation	(5,872)	(5,173)	(12,492)	(10,961)
Impairment expense	(3,628)	—	(3,628)	—
Net Income (Loss)	$7,180	$2,389	$6,999	$(2,994)
Net Income (Loss) Margin	10%	5%	6%	(3)%
(1) Renewal Commissions, New Business Commissions, Agency Fees, and Contingent Commissions are included in "Commissions and agency fees" as shown on the Condensed Consolidated statements of operations within Goosehead’s Form 10-Q for the three and six months ended June 30, 2023 and 2022.
(2) Renewal Royalty Fees, New Business Royalty Fees, Initial Franchise Fees, and Other Franchise Revenues are included in "Franchise revenues" as shown on the Condensed Consolidated statements of operations within Goosehead’s Form 10-Q for the three and six months ended June 30, 2023 and 2022.

Goosehead Insurance, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except per share amounts)

	June 30,	December 31,
	2023	2022
Assets
Current Assets:
Cash and cash equivalents	$19,131	$28,743
Restricted cash	1,790	1,644
Commissions and agency fees receivable, net	10,459	14,440
Receivable from franchisees, net	9,489	4,932
Prepaid expenses	12,046	4,334
Total current assets	52,915	54,093
Receivable from franchisees, net of current portion	15,446	23,835
Property and equipment, net of accumulated depreciation	33,176	35,347
Right-of-use asset	41,177	44,080
Intangible assets, net of accumulated amortization	12,384	4,487
Deferred income taxes, net	164,549	155,318
Other assets	3,532	4,193
Total assets	$323,179	$321,353
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable and accrued expenses	$14,238	$15,958
Premiums payable	1,790	1,644
Lease liability	8,468	6,627
Contract liabilities	5,207	6,031
Note payable	8,125	6,875
Total current liabilities	37,828	37,135
Lease liability, net of current portion	61,662	64,947
Note payable, net of current portion	72,449	86,711
Contract liabilities, net of current portion	30,992	40,522
Liabilities under tax receivable agreement	133,696	125,662
Total liabilities	336,627	354,977
Class A common stock, $0.01 par value per share - 300,000 shares authorized, 23,900 shares issued and outstanding as of June 30, 2023, 23,034 shares issued and outstanding as of December 31, 2022	237	228
Class B common stock, $0.01 par value per share - 50,000 shares authorized, 13,795 issued and outstanding as of June 30, 2023, 14,471 shares issued and outstanding as of December 31, 2022	139	146
Additional paid in capital	86,859	70,866
Accumulated deficit	(57,565)	(60,570)
Total stockholders' equity	29,670	10,670
Non-controlling interests	(43,118)	(44,294)
Total equity	(13,448)	(33,624)
Total liabilities and equity	$323,179	$321,353
.

Goosehead Insurance, Inc.
Reconciliation Non-GAAP Measures to GAAP
This release includes Core Revenue, Cost Recovery Revenue, Ancillary Revenue, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted EPS that are not required by, nor presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). The Company refers to these measures as “non-GAAP financial measures.” The Company uses these non-GAAP financial measures when planning, monitoring and evaluating its performance and considers these non-GAAP financial measures to be useful metrics for management and investors to facilitate operating performance comparisons from period to period by excluding potential differences caused by variations in capital structures, tax position, depreciation, amortization and certain other items that the Company believes are not representative of its core business. The Company uses Core Revenue, Cost Recovery Revenue, Ancillary Revenue, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted EPS for business planning purposes and in measuring its performance relative to that of its competitors.
These non-GAAP financial measures are defined by the Company as follows:
•"Core Revenue" is a supplemental measure of our performance and includes Renewal Commissions, Renewal Royalty Fees, New Business Commissions, New Business Royalty Fees, and Agency Fees. We believe that Core Revenue is an appropriate measure of operating performance because it summarizes all of our revenues from sales of individual insurance policies.
•"Cost Recovery Revenue" is a supplemental measure of our performance and includes Initial Franchise Fees and Interest Income. We believe that Cost Recovery Revenue is an appropriate measure of operating performance because it summarizes revenues that are viewed by management as cost recovery mechanisms.
•"Ancillary Revenue" is a supplemental measure of our performance and includes Contingent Commissions and Other Income. We believe that Ancillary Revenue is an appropriate measure of operating performance because it summarizes revenues that are ancillary to our core business.
•"Adjusted EBITDA" is a supplemental measure of the Company's performance. We believe that Adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of items that do not relate to business performance. Adjusted EBITDA is defined as net income (the most directly comparable GAAP measure) before interest, income taxes, depreciation and amortization, adjusted to exclude equity-based compensation and other non-operating items, including, among other things, certain non-cash charges and certain non-recurring or non-operating gains or losses.
•"Adjusted EBITDA Margin" is Adjusted EBITDA as defined above, divided by total revenue excluding other non-operating items. Adjusted EBITDA Margin is helpful in measuring profitability of operations on a consolidated level.
•"Adjusted EPS" is a supplemental measure of our performance, defined as earnings per share (the most directly comparable GAAP measure) before non-recurring or non-operating income and expenses. Adjusted EPS is a useful measure to management because it eliminates the impact of items that do not relate to business performance and helps measure our profitability on a consolidated level.
While the Company believes that these non-GAAP financial measures are useful in evaluating its business, this information should be considered as supplemental in nature and is not meant as a substitute for revenues, net income, or earnings per share, in each case as recognized in accordance with GAAP. In addition, other companies, including companies in the Company’s industry, may calculate such measures differently, which reduces their usefulness as comparative measures.

The following tables show a reconciliation from total revenues to Core Revenue, Cost Recovery Revenue, and Ancillary Revenue (non-GAAP basis) for the three and six months ended June 30, 2023 and 2022 (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Total Revenues	$69,277	$53,022	$127,232	$94,300

Core Revenue:
Renewal Commissions(1)	$18,541	$14,541	$34,359	$24,748
Renewal Royalty Fees(2)	27,552	18,870	50,304	32,872
New Business Commissions(1)	6,257	6,730	11,774	12,097
New Business Royalty Fees(2)	6,267	4,821	11,909	9,113
Agency Fees(1)	2,404	3,114	4,634	5,751
Total Core Revenue	61,021	48,076	112,980	84,581
Cost Recovery Revenue:
Initial Franchise Fees(2)	3,287	2,591	6,350	4,887
Interest Income	417	330	814	649
Total Cost Recovery Revenue	3,704	2,921	7,164	5,536
Ancillary Revenue:
Contingent Commissions(1)	3,971	1,880	5,890	3,678
Other Franchise Revenues(2)	581	145	1,198	505
Total Ancillary Revenue	4,552	2,025	7,088	4,183
Total Revenues	$69,277	$53,022	$127,232	$94,300
(1) Renewal Commissions, New Business Commissions, Agency Fees, and Contingent Commissions are included in "Commissions and agency fees" as shown on the Condensed Consolidated statements of operations.
(2) Renewal Royalty Fees, New Business Royalty Fees, Initial Franchise Fees, and Other Franchise Revenues are included in "Franchise revenues" as shown on the Condensed Consolidated statements of operations.

The following tables show a reconciliation from net income to Adjusted EBITDA and Adjusted EBITDA Margin (non-GAAP basis) for the three and six months ended June 30, 2023 and 2022 (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net loss	$7,180	$2,389	$6,999	$(2,994)
Interest expense	1,709	1,114	3,440	1,997
Depreciation and amortization	2,372	1,658	4,465	3,234
Tax expense	2,301	2,164	2,220	562
Equity-based compensation	5,872	5,173	12,492	10,961
Impairment expense	3,628	—	3,628	—
Adjusted EBITDA	$23,062	$12,498	$33,244	$13,760
Net Income Margin(1)	10%	5%	6%	(3)%
Adjusted EBITDA Margin(2)	33%	24%	26%	15%
(1) Net Income Margin is calculated as Net Income divided by Total Revenue ($7,180/$69,277) and ($2,389/$53,022) for the three months ended June 30, 2023 and 2022. Net Income Margin is calculated as Net Income divided by Total Revenue ($6,999/$127,232) and ($(2,994)/$94,300) for the six months ended June 30, 2023 and 2022
(2) Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by Total Revenue ($23,062/$69,277), and ($12,498/$53,022) for the three months ended June 30, 2023 and 2022, respectively. Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by Total Revenue ($33,244/$127,232), and ($13,760/$94,300) for the six months ended June 30, 2023 and 2022.

The following tables show a reconciliation from basic earnings per share to Adjusted EPS (non-GAAP basis) for the three and six months ended June 30, 2023 and 2022. Note that totals may not sum due to rounding:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Earnings per share - basic (GAAP)	$0.15	$0.02	$0.15	$(0.10)
Add: equity-based compensation(1)	0.16	0.14	0.33	0.30
Add: impairment expense(2)	0.10	—	0.10	—
Adjusted EPS (non-GAAP)	$0.41	$0.16	$0.58	$0.20
(1) Calculated as equity-based compensation divided by sum of weighted average Class A and Class B shares [$5.9 million/(23.7 million + 13.9 million)] for the three months ended June 30, 2023 and [$5.2 million/ (20.5 million + 16.7 million)] for the three months ended June 30, 2022. Calculated as equity-based compensation divided by sum of weighted average Class A and Class B shares [$12.5 million/(23.4 million + 14.1 million)] for the six months ended June 30, 2023 and [$11.0 million/ (20.3 million + 16.8 million)] for the six months ended June 30, 2022.
(2) Calculated as impairment expense divided by sum of weighted average Class A and Class B shares [$3.6 million/(23.7 million + 13.9 million)] for the three months ended June 30, 2023. Calculated as impairment expense divided by sum of weighted average Class A and Class B shares [$3.6 million/(23.4 million + 14.1 million)] for the six months ended June 30, 2023.

Goosehead Insurance, Inc.
Key Performance Indicators

	June 30, 2023	December 31, 2022	June 30, 2022
Corporate sales agents < 1 year tenured	146	165	312
Corporate sales agents > 1 year tenured	134	155	191
Operating franchises < 1 year tenured (TX)	64	71	67
Operating franchises > 1 year tenured (TX)	251	236	231
Operating franchises < 1 year tenured (Non-TX)	284	401	354
Operating franchises > 1 year tenured (Non-TX)	745	705	692
Total franchise producers	2,069	2,101	2,005
Policies in Force	1,427,000	1,284,000	1,181,000
Client Retention	88%	88%	89%
Premium Retention	103%	100%	95%
QTD Written Premium (in thousands)	$767,253	$584,575	$565,961
Net Promoter Score ("NPS")	91	90	90